                                                       Registration No. 33-96788

    As filed with the Securities and Exchange Commission on October 2, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 -------------

                          Amendment No. 3 to Form S-8
                             Registration Statement
                        Under the Securities Act of 1933

                                 -------------

                               CROWN VANTAGE INC.
             (exact name of registrant as specified in its charter)

         Virginia                                                54-1752384
(State or other jurisdiction of                              (I.R.S. Employer
Incorporation or organization)                              Identification No.)

                              300 Lakeside Drive
                                  14th Floor
                           Oakland, California 94612
             (Address of Principal Executive Offices and Zip Code)
                                 _____________

                               CROWN VANTAGE INC.
                            VANGUARD INVESTMENT PLAN
                               formerly named the
                    STOCKPLUS EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full title of the Plan)


                                 Robert A. Olah
                               Crown Vantage Inc.
                               300 Lakeside Drive
                                   14th Floor
                               Oakland, CA  94612
                                  510-874-3400
           (Name, address and telephone number of agent for service)
                                 _____________

          The securities covered by this registration statement will be issued to employees of Crown Vantage Inc. and its subsidiaries from time to time pursuant to the Crown Vantage Inc. Vanguard Investment Plan (formerly known as the StockPlus Employee Stock Ownership Plan) as amended and restated (the "Plan").

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                               Amount to be  Proposed maximum offering      Proposed maximum          Amount of
    Title of Securities to be registered        Registered        price per share       aggregate offering price  registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                        1,000,000         $3.40625                  $3,406,250           $ 1,004.84 (a)
Rights to Purchase Series A Cumulative            1,000,000         N/A                       N/A                  N/A
Participating Preferred Stock, no par value
-----------------------------------------------------------------------------------------------------------------------------------

         (a) The registration fee is calculated in accordance with Rule 457(c) and (h), based upon the average of the high and low prices of the common stock reported in the NASDAQ National Market System on September 29, 1998.

         (b) The Rights to Purchase Series A Cumulative Participating Preferred Stock (the "Rights") will be attached to and traded with shares of the Common Stock. Value attributable to such Rights, if any, will be reflected in the market price of the shares of such Common Stock.

     In addition, pursuant to Rule 416 (c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above.

                                    PART II

                    INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents have been filed by Crown Vantage Inc. ("Crown Vantage" or the "Company") with the Commission (File No. 1-13868) and are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the period ended December 28, 1997;
          (b) The description of the Common Stock and the Rights included in Amendment No. 2 to the Company's Registration Statement (Registration No. 1-13868) on Form 10/A dated August 18, 1995, under the heading "Description of Capital Stock;"
          (c) The Company's Registration Statement on Form S-8 filed with the Commission on September 11, 1995 (File No. 33-96788);
          (d)  The Company's Registration Statement on Amendment No. 1 to
               Form S-8 filed with the Commission on May 2, 1997
               (File No. 33-96788);
          (e)  The Company's Registration Statement on Amendment No. 2 to
               Form S-8 filed with the Commission on May 2, 1997 (File
               No. 33-96788);
          (f)  The Company's Current Report on Form 8-K dated March 25, 1998;
          (g)  The Company's Current Report on Form 8-K dated May 11, 1998;
          (h)  The Company's Current Report on Form 8-K dated July 28, 1998;
          (i) The Company's Quarterly Report on Form 10-Q dated May 13, 1998 for the quarter ended March 29, 1998;
          (j) The Company's Quarterly Report on Form 10-Q dated August 12, 1998 for the quarter ended June 28, 1998; and
          (k) Crown Vantage Inc., StockPlus Employee Ownership Plan Form 11-K for the period ended December 31, 1997 filed with the Securities and Exchange Commission on June 29, 1998.

          All documents filed by Crown Vantage Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                                   AMENDMENTS

          1. The amount of common stock to be issued under the Plan has been increased 1,000,000 shares to a total of 1,944,445 shares.

          2. The amount of Rights to purchase Series A Cumulative Participating Preferred Stock to be issued under the Plan has been increased 1,000,000 Rights to a total of 1,944,445 Rights.


Item 8.  Exhibits

          The Company has submitted the Plan and will submit amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under ERISA.

                                   SIGNATURES

          The Registrant.  Pursuant to the requirements of the Securities Act of
          ---------------
1933, Crown Vantage Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oakland, California on the 2nd day of October, 1998.

                                         CROWN VANTAGE INC.


                                         By: /s/ ROBERT A. OLAH
                                            -------------------------------
                                                 Robert A. Olah
                                                 Chief Executive Officer,
                                                 President and Director

                                Pursuant to the requirements of the Securities
                              Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated below.

Signature                                Title                 Date
------------------------------  ------------------------  ---------------
 *                              Chairman and              October 2, 1998
------------------------------
Ernest S. Leopold               Director

 *                              Chief Executive Officer,  October 2, 1998
------------------------------
Robert A. Olah                  President and Director
                                (Principal Executive
                                Officer)

/s/ R. NEIL STUART              Executive Vice President, October 2, 1998
------------------------------
R. Neil Stuart                  Chief Financial Officer
                                (Principal Financial
                                Officer)

/s/ MICHAEL J. HUNTER           Vice President,           October 2, 1998
------------------------------
Michael J. Hunter               Chief Accounting Officer
                                (Principal Accounting
                                Officer)

 *                              Director and              October 2, 1998
------------------------------
George B. James                 Vice Chairman

 *                              Director                  October 2, 1998
------------------------------
Joseph T. Piemont

 *                              Director                  October 2, 1998
------------------------------
E. Lee Showalter

 *                              Director                  October 2, 1998
------------------------------
William D. Walsh

 *                              Director                  October 2, 1998
------------------------------
James S. Watkinson

 *                              Director                  October 2, 1998
------------------------------
Donna L. Weaver

*By: /s/ CHRISTOPHER M. MCLAIN                            October 2, 1998
    --------------------------
    Christopher M. McLain
    Senior Vice President
    Attorney-in-fact


                                   Signatures

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
---------
trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned duly authorized, in Oakland, California on the 2nd day of October 1998.

                         Crown Vantage Inc.
                         Vanguard Investment Plan



                         By: /s/ R. NEIL STUART
                            ----------------------------------
                            R. Neil Stuart
                            Member, Administrative Committee
                            of  the Crown Vantage Inc. Vanguard
                            Investment Plan

EXHIBIT INDEX
-------------

Exhibit
Number    Description
------    -----------

4.1 Crown Vantage Inc. StockPlus Employee Stock Ownership Plan, (incorporated by reference to Exhibit 10.29 to the Crown Vantage Inc. Registration Statement No. 33-95736 on Form S-1 filed with the Commission on August 14, 1995 and all amendments thereto).

4.2 Amendment No. 1 to the Crown Vantage Inc. StockPlus Employee Stock Ownership Plan (incorporated by reference to Exhibit 10.37 to the Crown Vantage Inc. Annual Report on Form 10-K for the year ended December 31, 1995).

4.3 Articles of Incorporation of Crown Vantage Inc., as amended (incorporated by reference to Exhibit 3.1 to the Crown Vantage Inc. Registration Statement No. 33-95736 on Form S-1 filed with the Commission on August 14, 1995 and all amendments thereto).

4.4 Articles of Amendment to the Articles of Incorporation dated May 13, 1996 and July 31, 1996 (incorporated by reference to Exhibit 3(iii) to Crown Vantage Inc.'s report on Form 10-Q/A for the quarter ended June 30,1996, and to Exhibit 3(i) to Crown Vantage Inc.'s report on
          Form 10-Q for the quarter ended June 30, 1996).

4.5       Restated Bylaws of Crown Vantage Inc. (incorporated by reference to
          Exhibit 3(ii) to Crown Vantage Inc.'s quarterly report on Form 10-Q for the quarter ended September 29, 1996).

4.6 Rights Agreement dated August 15, 1995, between Crown Vantage Inc. and Norwest Bank, N.A., as Rights Agent (incorporated by reference to
          Exhibit 4.1 to the Crown Vantage Inc. Registration Statement No. 33-95736 on Form S-1 filed with the Commission on August 14, 1995 and all amendments thereto).

5.        Opinion of Christopher M. McLain.

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of Ernst & Young, LLP.

23.3      Consent of LeRoy Accountancy Corporation

23.4      Consent of Christopher M. McLain (included in Exhibit 5).

24.       Power of Attorney.